SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) March 8, 2000


                                 CONSYGEN, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


            Texas                     17598                      76-0260145
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(State or Other Jurisdiction of    (Commission                (I.R.S. Employer
Incorporation or Organization)     File Number)              Identification No.)


                     125 South 52nd Street Tempe, AZ 85281
          ------------------------------------------------------------
          (Address of Principal Executive Offices, including Zip Code)


       Registrant's telephone number, including area code: (480) 394-9100


                                       N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

     On March 9, 2000, the Registrant issued the following press release:

                CONSYGEN SETTLES LAWSUIT WITH DEBENTURE HOLDERS

TEMPE, Ariz., March 9 /PRNewswire/ -- ConSyGen, Inc. (OTC Bulletin Board: CSGI - news) announced today that it has reached an agreement with Thomson Kernaghan & Co. Ltd., Canadian Advantage Limited Partnership, Sovereign Partners Limited Partnership, Dominion Capital Fund Limited, Stephen Hicks and Mark Valentine (the "Debenture Parties") to settle the litigation between the parties. The company is very pleased with this settlement, which will allow the company to move forward with its business without the distraction of a lawsuit.

Based upon ConSyGen's due diligence and the discovery that has been conducted, ConSyGen has now determined that there was, and is, no basis in fact for the statements made by ConSyGen, through its former management and other representatives, alleging wrongdoing by the Debenture Parties. Therefore, ConSyGen has concluded that there was no actionable conduct by the Debenture Parties with respect to ConSyGen or its shareholders. In recognition and acknowledgement of this fact and ConSyGen's undisputed financial obligations to Sovereign Partners, Dominion Capital and Canadian Advantage (the holders of ConSyGen debentures), ConSyGen has reached a settlement in principle with the Debenture Parties. If ConSyGen honors its obligations under the settlement and the debentures, the settlement will fully and finally resolve the debenture holders' claims asserting that ConSyGen defaulted on its obligations arising from ConSyGen debentures held by them, and ConSyGen's claims of wrongdoing against the Debenture Parties. Under the terms of the settlement, the parties have agreed to seek a stay of other litigation filed against ConSyGen, including defamation actions, pending the repayment of all principal and interest due under the debentures and other sums due under the terms of the debentures. ConSyGen's board of directors has determined that the settlement is beneficial to ConSyGen and its shareholders. Lewis Burridge, ConSyGen's current Chief Executive Officer, commented that "ConSyGen regrets any harm caused to the Debenture Parties as a result of our allegations of wrongdoing." Mr. Burridge added that "we are all relieved to put this matter behind us so that we can move forward and implement our business plan.

Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially from those projected in such forward-looking statements. Factors which could affect results include the development of competing or superior technologies, market awareness and acceptance of ConSyGen's technology or products, overall market demand for conversion services, the company's ability to attract and retain qualified personnel and to protect its proprietary information, and other risk factors set forth in the company's SEC filings.

For more information contact Jason Genet of ConSyGen, Inc., 480-394-9100; or Tom Pikoulas of HKT Investor Relations, 480-446-8640, for ConSyGen, Inc.

The settlement term sheet entered into between the Registrant and the Debenture Parties is attached hereto as Exhibit 10.12.

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

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits.

     The following exhibit is filed pursuant to Item 601 of Regulation S-B:

          10.12. Settlement Term Sheet between Registrant and the Debenture Parties.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CONSYGEN, INC.
                                        Registrant



Date: March 17, 2000                    By: /s/ A. Lewis Burridge
                                            ------------------------------------
                                            A. Lewis Burridge, President
                                            and Chief Executive Officer

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